Exhibit (d)(3)(b) Exhibit A to Investment Management Agreement Between the Registrant and Advisor

EXHIBIT A TO INVESTMENT MANAGEMENT AGREEMENT

Fund	Advisory Fee
Forward Asia Ex-Japan Equities Fund	1.25% up to and including $250 million 1.20% over $250 million up to and including $500 million 1.10% over $500 million
Forward Eastern Europe Equities Fund	1.25% up to and including $250 million 1.20% over $250 million up to and including $500 million 1.15% over $500 million
Forward Global Emerging Markets Fund	1.25% up to and including $500 million 1.20% over $500 million up to and including $1 billion 1.15% over $1 billion
Forward Hoover Mini-Cap Fund	1.05%
Forward Hoover Small Cap Equity Fund	1.05% up to and including $500 million 1.00% over $500 million
Forward International Equity Fund	0.85% up to and including $250 million 0.75% over $250 million up to and including $1 billion 0.65% over $1 billion
Forward International Fixed Income Fund	0.70% up to and including $500 million 0.64% over $500 million up to and including $1 billion 0.58% over $1 billion up to and including $5 billion 0.52% over $5 billion
Forward International Small Companies Fund	1.00% up to and including $1 billion 0.95% over $1 billion
Forward Large Cap Equity Fund	0.80% up to and including $500 million 0.725% over $500 million up to and including $1 billion 0.675% over $ 1 billion
Forward Legato Fund	1.00% up to and including $500 million 0.85% over $500 million
Forward Long/Short Credit Analysis Fund	1.125% up to and including $500 million 1.05% over $500 million up to and including $1 billion 0.975% over $1 billion
Forward Progressive Real Estate Fund	0.85% up to and including $100 million 0.80% over $100 million up to and including $500 million 0.70% over $500 million
Sierra Club Equity Income Fund	0.94% up to and including $100 million 0.87% over $100 million up to and including $250 million 0.82% over $250 million up to and including $500 million 0.78% over $500 million
Sierra Club Stock Fund	0.85% up to and including $100 million 0.81% over $100 million up to and including $250 million 0.78% over $250 million up to and including $500 million 0.70% over $500 million